AMENDMENT TO CERTIFICATE OF INCORPORATION
OF
KAYA HOLDINGS, INC.

Pursuant to the requirements of Sections 242 of the Delaware Business Corporation Act (the "**DGCL**"), the undersigned, Craig Frank, hereby certifies that he is the duly elected and acting Chief Executive Officer and President of **KAYA HOLDINGS, INC.**, a Delaware corporation (the "**Corporation**"), and does hereby make, swear to, adopt and file this Amendment to the Corporation's Certificate of Incorporation.

1. The name of under which the Corporation was originally incorporated is Sterling Partners, Inc. and the date of filing the original Certificate of Incorporation (the "**Original Certificate**") with the Secretary of State of the State of Delaware is April 22, 1993.

2. The Original Certificate was periodically amended and most recently amended by the filing of a Certificate of Designation of Series D Convertible Preferred Stock with the Secretary of State of the State of Delaware on December 29, 2021 (the Original Certificate, as so amended, being the "**Amended Certificate**").

3. **Paragraph A** of **Article IV** of the Amended Certificate is hereby further amended in its entirety to read as follows:

"ARTICLE IV
CAPITALIZATION

A. **Classes of Stock**. The Corporation is authorized to issue 1,510,000,000 shares of capital stock, $0.0001 par value, of which 1,500,000,000 shares shall be designated as Common Stock (the "**Common Stock**") and 10,000,000 shares shall be designated as Preferred Stock (the "**Preferred Stock**")."

4. This Amendment was approved by the Directors of the Corporation and by the holders of issued and outstanding shares of capital stock of the Corporation having a majority of voting power of the issued and outstanding shares of capital stock of the Corporation.

IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer and President of the Corporation, has signed this amendment to the Certificate of Incorporation this 20 of August, 2024.

KAYA HOLDINGS, INC.

By: ______________________
Craig Frank, Chief Executive Officer and President

145593001.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:12 PM 08/20/2024
FILED 01:12 PM 08/20/2024
SR 20243464223 - File Number 2333685